                                                                   Exhibit 10.4A

                     FIRST AMENDMENT TO AGREEMENT OF LEASE

                  THIS FIRST AMENDMENT TO AGREEMENT OF LEASE (the "AMENDMENT") is made and entered into this 18th day of January, 2007, ("the "AMENDMENT DATE") by and between RECYCLING TECHNOLOGY DEVELOPMENT, LLC, having an address of 75 Crows Mill Road, Keasbey, New Jersey 08832 ("LANDLORD") and CONVERTED ORGANICS, INC., a Delaware corporation, with offices located at 7A Commercial Wharf West, Boston, MA 02110 ("TENANT").

                                   W I T N E S S E T H:

                  WHEREAS, Landlord and Tenant entered into that certain Agreement of Lease dated June 2, 2006 (hereinafter called the "LEASE"), demising certain premises more particularly described in the Lease (the "LEASED PREMISES"); and

                  WHEREAS, Landlord and Tenant desire to amend the Lease to increase the rent payable thereunder and to provide that Landlord is to make certain improvements to the Leased Premises, and make certain other modifications to the Lease, all as set forth below.

                  NOW THEREFORE, in consideration of the Leased Premises and the sum of Ten Dollars ($10.00) in hand paid by Tenant to Landlord, the receipt whereof is hereby acknowledged, Landlord and Tenant do hereby mutually covenant and agree as follows:

          1. Section 4.1 is deleted in its entirety and replaced with the following:

                  "LANDLORD'S WORK: Anything contained in this Lease to the contrary notwithstanding, it is expressly understood and agreed that as of the Amendment Date, Tenant has not yet taken possession of the Leased Premises and Tenant shall not be permitted to take possession of the Leased Premises prior to the Work Completion Date (as hereinafter defined); provided, however, Tenant shall be permitted use of the Staging Area (as hereinafter defined), and subject to the terms of Section 4.6C hereof, Tenant shall be permitted to commence Tenant's Work prior to the Work Completion Date. Following the date hereof and in accordance with the terms hereof, Landlord shall improve the Leased Premises, at its sole cost and expense, in accordance with the terms of Exhibit C attached hereto ("LANDLORD'S WORK").

          2. Section 4.5 is deleted in its entirety and replaced with the following:

                  "CONSTRUCTION PERIOD: Subject to Landlord's approval of Tenant's Construction Plans and the obtaining of Landlord's Permits (the later to occur of (i) Tenant's Construction Plans being complete and approved by Landlord, and (ii) the date Landlord is in receipt of Landlord's Permits being the "CONSTRUCTION START DATE"), Landlord shall have a period of up to fifteen
(15) calendar months following the Construction Start Date to commence and complete Landlord's Work (as hereinafter defined (such period being sometimes herein referred to as the "CONSTRUCTION PERIOD"))." The date upon which Landlord completes Landlord's Work shall be THE "WORK COMPLETION DATE."

         3. Section 4.6A of the Lease is deleted in its entirety and replaced with the following:

                  "TENANT'S CONSTRUCTION PLANS: Within thirty (30) days of the date hereof, Tenant shall submit to Landlord for its review and approval, a complete set of architectural plans, sealed by a licensed architect, for Landlord's Work. Such plans and specifications shall be prepared and provided at Tenant's sole cost and expense, shall be consistent with Landlord's Work, and in compliance with all laws, ordinances, codes, permits, rules, regulations and requirements of all duly constituted governmental authorities having jurisdiction and applicable insurance companies (collectively, "LAWS") and shall include, as applicable, complete and detailed plans and specifications, including, but not limited to elevations, mechanical, electrical, plumbing and signage plans (collectively, "TENANT'S CONSTRUCTION PLANS") such that same may be submitted by Landlord to obtain Landlord's Permits. Tenant hereby agrees that Tenant's Construction Plans shall not require the construction of any structure beyond the "footprint" of the structure currently situate on that portion of the Property on which the Leased Premises are to be rebuilt. Landlord shall give its approval or disapproval (giving specific reasons in case of disapproval) of Tenant's Construction Plans within ten (10) business days after their delivery to Landlord for an initial review, and within five (5) business days after their delivery to Landlord for resubmission. In the event that Landlord shall advise Tenant of any objections to Tenant's Construction Plans, and Landlord and Tenant cannot reasonably resolve said objections to their mutual satisfaction within thirty (30) days following Tenant's receipt of Landlord's objections, then either party may submit such dispute to arbitration in accordance with Section
54. Notwithstanding anything herein contained to the contrary, the commencement or pending decision of any arbitration proceeding in conjunction with this Lease shall not delay or excuse any payment of Base Rent, additional rent or other charge which is otherwise due and payable under this Lease. In the event that Tenant fails to timely submit Tenant's Construction Plans as contemplated herein, Landlord may, at its option, take either of the following actions: (i) extend the time for Tenant to submit Tenant's Construction Plans, in which case the Construction Period shall be extended one day for each day Tenant is late in submitting Tenant's Construction Plans, or (ii) by written notice to Tenant, terminate this Lease (subject to the provisions of Section 44). Tenant acknowledges that Landlord's approval of Tenant's Construction Plans shall not be deemed a warranty or representation that Tenant's Construction Plans comply with applicable Laws, or other legal requirements or are sufficient for Tenant's needs or purposes. Notwithstanding anything herein contained to the contrary, in no event may Tenant seek, submit, or request any changes, modifications or other alterations of the Leased Premises, which entail or require either partial or full site plan review and approval, without Landlord's prior written consent, which consent may be withheld by Landlord in its sole and un-reviewable discretion."

         4. Section 4.6B of the Lease is deleted in its entirety and replaced with the following:

          "LANDLORD'S PERMITS: Following Landlord's approval of Tenant's Construction Plans, Landlord shall apply, at its sole cost and expense, for all permits and approvals necessary to perform Landlord's Work ("LANDLORD'S PERMITS") and shall diligently proceed in good faith to obtain Landlord's Permits in order that Landlord may, subject to the provisions hereof, perform Landlord's Work to completion. Upon receipt of Landlord's Permits, Landlord shall promptly


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

commence Landlord's Work, in accordance with Tenant's Construction Plans, as approved by Landlord."

         5. Section 4.6C of the Lease is deleted in its entirety and replaced with the following:

         "TENANT'S WORK: Subject to Tenant obtaining all necessary governmental permits and approvals, Tenant shall have the right to install certain equipment and ancillary infrastructure improvements, pursuant to plans and specifications which shall have been prepared by Tenant at its sole cost and expense and submitted to Landlord for its prior written approval, in its sole and absolute discretion (such plans being hereinafter referred to as "TENANT'S EQUIPMENT PLANS" and such work hereinafter being referred to as "TENANT'S WORK"). Tenant's Equipment Plans shall be in compliance with all Laws and applicable insurance companies and shall include, as applicable, complete and detailed plans and specifications, including, but not limited to, elevations, mechanical, electrical, plumbing and signage plans. Tenant hereby agrees that Tenant's Equipment Plans shall not require the construction of any structure beyond the footprint of the Leased Premises. Landlord shall give its approval or disapproval (giving specific reasons for disapproval) of Tenant's Equipment Plans within ten (10) business days after their delivery to Landlord for initial review, and within five (5) business days after their delivery to Landlord for resubmission. Tenant acknowledges that Landlord's approval of Tenant's Equipment Plans shall not be deemed a warranty or representation that Tenant's Equipment Plans comply with applicable Laws, or other legal requirements or are sufficient for Tenant's needs or purposes. All equipment and ancillary improvements made, performed or installed by Tenant, inclusive of Tenant's Work, shall be provided at Tenant's sole cost and expense and shall be performed in compliance with all of the terms and conditions of this Lease (including, but not limited to Section 21) and all applicable Laws. Tenant's Work shall be performed by reputable and licensed contractors reasonably approved by Landlord which shall work in a harmonious manner in accordance with good construction industry practice(s). Tenant may commence Tenant's Work prior to the Work Completion Date, provided Tenant and Tenant's agents and contractors do not interfere with any work being performed by or on behalf of Landlord in the Leased Premises. Tenant shall not cause any conflict or work stoppage as a result of the performance of Tenant's Work in the Leased Premises. Tenant agrees to instruct its contractors and others performing construction work on its behalf, to cooperate with Landlord and its contractors and subcontractors, or those contractors or subcontractors of any affiliates of Landlord who are performing work in the Leased Premises or on the Property, in order to minimize interference therewith. In the event that Landlord's agents, contractors or employees, or Tenant's work, or Tenant's agents, contractors or employees, are respectively impeding, interfering, or otherwise delaying the completion of work being performed by either Landlord or its affiliates, or Tenant, as the case may be, the aggrieved party shall provide the other with written notice (a "NOTICE OF DELAY"), which shall reasonably detail the circumstances of such delay and propose a "good faith solution", (as defined below), to resolve same. A "good faith solution" shall be defined as a solution which minimizes the costs and adverse effects on both parties. Within two (2) business days following receipt of a Notice of Delay, Landlord and Tenant will arrange for a conference call and/or meeting with each other's representatives, which representatives shall have decision making authority (the "RESOLUTION MEETING"). During the Resolution Meeting, all parties shall discuss the Notice of Delay and proposed good faith solution with the intent and purpose of resolving the matter in good faith as set forth above. Accurate minutes of the Resolution Meeting shall be kept and approved by both parties. In the event that a mutually satisfactory resolution is not reached following the Resolution Meeting, either Landlord or Tenant may submit the dispute to an Arbitration in accordance with the provisions of Article 54; provided, however, that given any timing constraints, such Arbitration shall be handled on an expedited basis. Notwithstanding anything herein to the contrary, in no event may Tenant seek, submit, or request in any application made to any municipal or other governing body having jurisdiction, any changes, modifications or other alterations of the Leased Premises, which entail or require either partial or full site plan review and approval, without Landlord's prior written consent, which consent may be withheld by Landlord in its sole and absolute discretion. In the event Landlord is delayed in performing Landlord's Work as a result of Tenant's Work being performed by Tenant or Tenant's contractors prior to the Work Completion Date, the Construction Period shall be extended one day for each day Landlord is so delayed."


         6.       The following is added as section 4,7:

         "STAGING AREA: Provided that Tenant shall not be in default of this Lease beyond any applicable notice and cure period hereunder, during the Construction Period only, Landlord agrees to designate, from time to time, upon request of Tenant, a temporary staging area (the "STAGING AREA"), in and around the Property, for use by Tenant and Tenant's Contractors for the assemblage of equipment and infrastructure to be installed in the Leased Premises following the Work Completion Date. The use of the Staging Area shall be subject to all of the terms and conditions of this Lease, except that Tenant shall not be required to pay any fee for the use of the initial Staging Area. The tentative initial Staging Area is shown on Exhibit A attached hereto. Notwithstanding the foregoing, Tenant shall accept the Staging Area so designated by Landlord in its "as-is where-is condition", with all faults, it being agreed that Landlord shall not be required to perform any work or expend any sums to ready the Staging Area for Tenant's use. Tenant's use of the Staging Area shall be at Tenant's sole risk. The use of the Staging Area shall not interfere with the use and enjoyment of the Property or the Building by Landlord, or any tenants, occupants, guests or invitees thereof, nor interfere with any work being performed by or on behalf of Landlord in and around the Property or the Building, including, but not limited to, Landlord's Work. Landlord reserves the right to change the location of any previously designated Staging Area to a new location within reasonable proximity to the Leased Premises, upon five (5) days notice to Tenant, and all costs and expenses of moving and relocating shall be borne by Tenant. At the end of the Construction Period (or any earlier cessation of the use of the Staging Area by Tenant, Tenant shall promptly remove (and/or cause its Contractors to promptly remove), all vehicles, equipment, machinery, materials, debris and all other personal property on or prior to said date, so that the Staging Area is left in the same condition as existed as of the date upon which Tenant's use thereof commenced. In the event Tenant does not vacate the Staging Area as required by the terms hereof, Landlord shall have the right, but not the obligation, to remove all debris and personal property from the Staging Area, disposing of same as it sees fit, and Tenant shall be responsible for the costs incurred by Landlord in removing and disposing of all debris and personal property from the Staging Area as additional rent.


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

         7. Schedule B of the Lease is deleted in its entirety and replaced with Exhibit B attached hereto.

         8. Section 44.1 is modified by increasing the Security Deposit from Sixty Five Thousand ($65,000) Dollars to Four Hundred Fifteen Thousand ($415,000) Dollars. Tenant shall pay the additional Three Hundred Fifty Thousand ($350,000) Dollars on or before the earlier to occur of (i) the date of the closing of Tenant's financing through the New Jersey Economic Development Authority (the "CLOSING DATE"), or (ii) March 1, 2007.

         9. Except as supplemented and amended by this Amendment, the Lease is unmodified and continues in full force and effect, and Landlord and Tenant hereby ratify and confirm the Lease as so amended and supplemented. Any terms that are not defined in this Amendment shall have the meanings ascribed in the Lease. The Lease as supplemented and amended hereby shall inure to the benefit of and be binding upon Landlord, Tenant and their successors, assigns, heirs and legal representatives. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one instrument.

IN WITNESS WHEREOF, the parties have executed and sealed this Amendment as of the day and year first above set forth.



ATTEST (WITNESS)                       TENANT:

                                       CONVERTED ORGANICS, INC,
/s/ Illegible
------------------------------
                                       BY: /s/ Edward J. Gildea
                                          --------------------------------------

                                       Name: Edward J. Gildea
                                            ------------------------------------

                                       Its:  President
                                            ------------------------------------



                                       LANDLORD:

                                       RECYCLING TECHNOLOGY
                                       DEVELOPMENT, LLC

/s/ Illegible                          BY: /s/ Illegible
------------------------------            --------------------------------------

                                       Name: Illegible
                                            ------------------------------------

                                       Its: Member
                                            ------------------------------------


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
                                   EXHIBIT "A"

                              Initial Staging Area

                             (STAGING AREA GRAPHIC)

                                  EXHIBIT "B"


                               BASE RENT SCHEDULE

The lease term is for ten (10) years with an option to renew for an additional ten (10) years. Base Rent shall be as follows:


Period             Previous Rent  Increase           Monthly Rent  Total Rent
------             -------------  --------           ------------  ----------
 6/2/06 - 2/28/07  N/A            N/A                $32,500       $292,500
 3/1/07 - 5/31/07  $32,500        $45,401.65         $77,901.65    $233,704.95
 6/1/07 - 5/31/08  $77,901.65     N/A                $77,901.65    $934,819.80
 6/1/08 - 5/31/09  $77,901.65     N/A                $77,901.65    $934,819.80
 6/1/09 - 5/31/10  $77,901.65     N/A                $77,901.65    $934,819.80
 6/1/10 - 5/31/11  $77,901.65     N/A                $77,901.65    $934,819.80
 6/1/11 - 5/31/12  $77,901.65     $1,625             $79,526.65    $954,319.80
 6/1/12 - 5/31/13  $79,526.65     $682.50            $80,209.15    $962,509.80
 6/1/13 - 5/31/14  $80,209.15     $696.15            $80,905.30    $970,863.60
 6/1/14 - 5/31/15  $80,905.30     $710.07            $81,615.37    $979,384.44
 6/1/15 - 5/31/16  $81,615.37     N/A                $70,989.24    $851,870.88
 6/1/16 - 5/31/17  $70,989.24     N/A                $38,784.90    $465,418.77
 6/1/17 - 5/31/18  $38,784.90     plus 2% $775.70    $39,560.60    $474,727.14
 6/1/18 - 5/31/19  $39,560.60     plus 2% $791.21    $40,351.81    $484,221.69
 6/1/19 - 5/31/20  $40,351.81     plus 2% $807.04    $41,158.84    $493,906.12
 6/1/20 - 5/31/21  $41,158.84     plus 2% $823.18    $41,982.02    $503,784.24
 6/1/21 - 5/31/22  $41,982,02     plus 5% $2,099.10  $44,081.12    $528,973.45
 6/1/22 - 5/31/23  $44,081,12     plus 2% $881.62    $44,962.74    $539,552.92
 6/1/23 - 5/31/24  $44,962.74     plus 2% $899.25    $45,862.00    $550,343.98
 6/1/24 - 5/31/25  $45,862        plus 2% $917.24    $46,779.24    $561,350.86
 6/1/25 - 5/31/26  $46,779.24     plus 2% $935.58    $47,714.82    $572,577.88

                                    EXHIBIT C

                                LANDLORD'S WORK

                               Converted Organics
                                    Exhibit C



Renovation of the shell of the building, related to the Leased Premises, (60,000 Sq. Ft.).


Approval of Engineering, Design and Drawings
Purchase of Steel Trusses and Steel Bar Joist and Structural Steel
Mobilization
Erection of proposed columns and foundation
Erection of Structural Steel
Erection of Trusses & Bar Joists
Installation of 26 gauge "R" Panel Roof System
Installation of 26 gauge "R" panel-6ft. translucent panels-east wall Installation of 26 gauge "R" panel-6ft translucent panels-west wall Installation of 26 gauge "R" panel-6ft translucent panels-south wall


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